EXHIBIT 10.9

COMMERCIAL LEASE

This lease (this “Lease”) is made between Wally Moon with an address at 1744 South Buckley, Pecos, Texas 79772, herein called “Lessor”, and I.E.T., Inc., with an address at 4235 Commerce Street, Little River, South Carolina 29566, herein called “Lessee”. Lessee hereby offers to lease from Lessor the premises situated in the City of Pecos, County of Pecos, and State of Texas, described as:

Warehouse/Office Space

1744 South Bickley

Pecos, Texas 79722

(the “Premises”)

Upon the following TERMS and CONDITIONS:

1. Terms and Rent. Lessor demises the above Premises (approximately 4,890 gross rentable square feet) for a term of thirty-six (36) months, commencing on September 1, 2015, and terminating on the anniversary date thirty-six (36) months thereafter (the “Term”).

Monthly rent is $4,000, due on or before the 10th of each month. All payments shall be made to Lessor, at the address specified above.

2. Use. Lessee shall use and occupy the Premises for commercial purposes only.

3. Care and Maintenance of Premises. Lessor represents and warrants to Lessee that the Premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at its own expense and at all times, maintain the Premises in good and safe condition, and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all maintenance and repairs required on the interior of the Premises. Lessor shall be responsible for the HVAC, roof, exterior walls, and structural foundations. Lessor shall also maintain in good condition the common areas of the building housing the Premises and the outside of the Premises, including, without limitations, the sidewalks, lawns and shrubbery.

4. Alterations. Lessee shall not, without first obtaining the written consent of Lessor, make any material alterations, additions, or improvements, in, to or about the Premises.

5. Ordinances and Statutes. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now enforce, or which may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Lessee.

6. Assignment and Subletting. Lessee shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this Lease.

7. Utilities &Taxes. Electric and gas for the Premises shall be paid by Lessee. Landlord shall be responsible for all property taxes with respect to the Premises.

8. Entry and Inspection. Lessee shall permit Lessor or Lessor’s agents to enter upon the Premises at reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this Lease, to place upon the Premises any usual “To Let” or “For Lease” signs, and permit persons desiring to lease the same to inspect the Premises thereafter.

9. Possession. Lessor shall deliver possession of the Premises to Lessee at commencement of this Lease.

10. Quiet Enjoyment. Lessor covenants that if, and so long as, Lessee pays the rent as required under this Lease, and performs Lessee’s other covenants under this Lease, Lessor will do nothing to affect Lessee’s right to peaceably and quietly have, hold and enjoy the Premises for the Term.

11. Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to the property, occurring on the demised Premises or any part thereof, unless due to Lessor, or Lessor’s agents, contractors, or employees negligent acts or omissions for which Lessor shall be liable.

12. Insurance. Lessee, at its own expense, shall maintain during the Term insurance on its own contents. In addition, during the Term, Lessee shall maintain commercial liability insurance in the amount of not less than $1,000,000, which will cover bodily injury and property damage and name the Lessor as an additional insured. Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as an additional insured. The Certificate of Insurance shall provide for a 30-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by the insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit each other, waive any and all rights of subrogation, which might otherwise exist.

13. Eminent Domain. If the Premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee’s use of the Premises, shall be taken by eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking. The rent and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

14. Destruction of Premises. In the event of a partial destruction of the Premises during the Term, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this Lease, except the Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the Premises. If such repairs cannot be made within sixty (60) days, Lessor, at its option, may make the same within a reasonable time, this Lease continuing in effect with the rent proportionately abated as aforesaid; provided, however, that if such repairs cannot be made within sixty (60) days, Lessee may, in its sole discretion, elect to terminate this Lease. In the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this Lease may be terminated at the option of either party. In the event that the building in which the demised Premises may be situated is destroyed to an extent of not less than one-third of the replacement cost thereof, Lessor may elect to terminate this Lease whether the demised Premises be injured or not. Total destruction of the building in which the Premises may be situated shall terminate this Lease.

15. Lessor’s Remedies on Default. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor shall give Lessee written notice of such default and if Lessee does not cure any such default within fifteen (15) days following receipt of said notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days’ written notice to Lessee. On the date specified in such termination notice the term of this Lease shall terminate, and Lessee shall then quit and surrender the Premises to Lessor, without extinguishing Lessee’s liability. If this Lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their property.

16. Attorney’s Fees. In case suit should be brought for recovery of the Premises or for any sum due hereunder, or because of any act which may arise out of the possession of the Premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney’s fee.

17. Waiver. No failure by Lessor or Lessee to enforce any term hereof shall be deemed to be a waiver.

18. Notices. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (a) delivered personally or (b) sent by registered mail or certified mail return receipt requested in a postage paid envelope or (c) sent by nationally recognized overnight delivery service. Notices shall be sent to the addresses provided on the signature page hereof or to such other addresses as the Lessee or the Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, if mailed, upon the seventh (7th) day after the mailing thereof or if sent by overnight delivery service, the next business day.

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19. Heirs, Assigns, Successors. This Lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

20. Option to Renew. Provided that Lessee is not in default in the performance of this Lease, Lessee shall have the option to renew the lease for two additional terms of three (3) years, commencing at the expiration of the initial Term and subsequent extended terms. All of the terms and conditions of the Lease shall apply during the renewal term. The monthly rent payment shall equal the last month’s rent, subject to 2% increase each additional term thereafter commencing on the anniversary date of the commencement of this Lease. The option shall automatically take effect unless Lessee gives Lessor written notice of Lessee’s decision not to extend the Term of this Lease at least thirty (30) days prior to the commencement date of the extension period.

21. Subordination. This Lease is and shall be subordinate to all existing and future liens and encumbrances against the property provided that Lessee’s right of possession shall not be disturbed so long as Lessee is not in default following applicable notice and cure periods under this Lease.

22. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

23. Governing Law. This Lease will be governed by the laws of the State of Texas, without giving effect to its conflict of law principles.

24. Broker. Lessee and Lessor represent and warrant to the each other that no broker brought about this transaction, and each agrees to indemnify and hold the other harmless from any and all claims of any broker(s) arising out of or in connection with the negotiations of or entering into of this Lease by Lessee and Lessor.

25. Severability. If any of the provisions of this Lease, or the application of such provisions, will be invalid or unenforceable, the remainder of this Lease will not be affected, and this Lease will be valid and enforceable to the fullest extent permitted by law.

26. Counterparts. This Lease may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Lease, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement. The parties expressly agree that if the signature of Lessor and/or Lessee on this Lease is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

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Signed this 31st day of August, 2015

LESSOR	LESSEE

Wally Moon	I.E.T., Inc.

By:	/s/ Wally Moon	By:	/s/ Thomas S. Gifford
Name:	Wally Moon	Name:	Thomas S. Gifford
		Title:	Executive Vice President and Chief Financial Officer

1744 South Bickley
Pecos, Texas 79722	4235 Commerce Street
Little River, SC 29566
o: (432) 447-0498
f: (432) 447-0535	o: (732) 282-1055
e: bestmoon@windstream.net	e: tgifford@ietltd.net

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